Exhibit 1.2

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

September 14, 2020

To:	CHUBB INA HOLDINGS INC.

436 Walnut Street, WA06K

Philadelphia, PA 19106

CHUBB LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $1,000,000,000 aggregate principal amount of its senior debt securities due 2030 (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

Underwriter	Percentage	Principal Amount of Underwritten Securities
Citigroup Global Markets Inc.	20.00%	$200,000,000
J.P. Morgan Securities LLC	20.00%	$200,000,000
BofA Securities, Inc.	10.00%	$100,000,000
Deutsche Bank Securities Inc.	10.00%	$100,000,000
Wells Fargo Securities, LLC	10.00%	$100,000,000
ANZ Securities, Inc.	6.00%	$60,000,000
MUFG Securities Americas Inc.	6.00%	$60,000,000
Barclays Capital Inc.	3.00%	$30,000,000
Goldman Sachs & Co. LLC	3.00%	$30,000,000
HSBC Securities (USA) Inc.	3.00%	$30,000,000
RBC Capital Markets, LLC	3.00%	$30,000,000
BNY Mellon Capital Markets, LLC	2.00%	$20,000,000
Scotia Capital (USA) Inc.	2.00%	$20,000,000
Standard Chartered Bank	2.00%	$20,000,000

Total:	100.00%	$1,000,000,000

The Underwritten Securities shall have the following terms:

Title:	1.375% Senior Notes due 2030

Rank:	Senior Debt

Ratings (Moody’s / S&P / Fitch):

Aggregate principal amount:	$1,000,000,000

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Currency of payment:	United States Dollars

Interest rate or formula:	1.375% per annum

Interest payment dates:	Each March 15 and September 15, beginning March 15, 2021 (short first coupon)

Regular record dates:	Each March 1 and September 1

Stated maturity date:	September 15, 2030

Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated September 14, 2020 to the Prospectus dated October 9, 2018,

•  Make-Whole Call prior to June 15, 2030 (T + 15 bps)

•  Par Call on or after June 15, 2030

Sinking fund requirements:	None

Conversion or exchange provisions:	None

Listing requirements:	None

Black-out provisions:	None

Fixed or Variable Price Offering:	Fixed Price Offering

Initial public offering price:	99.777% of the principal amount, plus accrued interest, if any, from September 17, 2020

Purchase price:	99.327% of the principal amount, plus accrued interest, if any, from September 17, 2020

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Form:	Global certificates representing the Underwritten Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company

Applicable Time:	3:35 P.M. New York City time

Other terms and conditions:	The Underwritten Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten Securities), the “Senior Indenture”). For purposes of the Underwritten Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.

Settlement date:	T+3 (September 17, 2020)

Closing date and location:	September 17, 2020; Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019

Notices: Notice to the Underwriters shall be directed to the following, as Representatives, as follows:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk — 3rd Floor (fax: 212-834-6081)

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Terms Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please accept this offer no later than 3:35 P.M. (New York City time) on September 14, 2020 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

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Very truly yours,

Citigroup Global Markets Inc.

By:	/s/ Adam Bordner
Name: Adam Bordner
Title: Director

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Signature Page to Terms Agreement

Accepted:

CHUBB INA HOLDINGS INC.

By:	/s/ Mark Hammond
Name: Mark Hammond
Title: Treasurer

CHUBB LIMITED

By:	/s/ Phillip V. Bancroft
Name: Phillip V. Bancroft
Title: Executive Vice President and Chief Financial Officer

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUS(ES)

Final Term Sheet dated September 14, 2020 (attached hereto as Schedule II)

Schedule II

Supplementing the Preliminary Prospectus	Filed Pursuant to Rule 433
Supplement dated September 14, 2020	Registration Statement No. 333-227749
(To Prospectus dated October 9, 2018)	and 333-227749-01

$1,000,000,000

Chubb INA Holdings Inc.

1.375% Senior Notes due 2030

Fully and Unconditionally Guaranteed by

Chubb Limited

Pricing Term Sheet

September 14, 2020

Issuer:	Chubb INA Holdings Inc.

Guarantor:	Chubb Limited

Ratings (Moody’s / S&P / Fitch)*:

Offering Format:	SEC Registered

Security Type:	Senior Unsecured Notes

Description of Securities:	1.375% Senior Notes due 2030 (the “Notes”)

Pricing Date:	September 14, 2020

Settlement Date:	September 17, 2020 (T+3)

Maturity Date:	September 15, 2030

Principal Amount:	$1,000,000,000

Public Offering Price:	99.777%

Coupon (Interest Rate):	1.375% per year

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing March 15, 2021 (short first coupon)

Benchmark Treasury:	UST 0.625% due August 15, 2030

Benchmark Treasury Price / Yield:	99-18+ / 0.669%

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Spread to Benchmark Treasury:	+73 basis points

Yield to Maturity:	1.399%

Optional Redemption:	As described in the Preliminary Prospectus Supplement –

• Make-Whole Call prior to June 15, 2030 (T + 15 basis points)

• Par Call on or after June 15, 2030

CUSIP/ISIN:	171239AG1 / US171239AG12

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC BofA Securities, Inc. Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

Co-Managers:

ANZ Securities, Inc.

MUFG Securities Americas Inc.

Barclays Capital Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

RBC Capital Markets, LLC

BNY Mellon Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146 and J.P. Morgan Securities LLC collect at 1-212-834-4533.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]

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